UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2013

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.04 Mine Safety - Reporting of Shutdowns and Patterns of Violations.

Section 1503(b)(1) of the Dodd-Frank Act requires the disclosure on a Current Report on Form 8-K of the receipt of an imminent danger order (an "Order") under Section 107(a) of the Federal Mine Safety and Health Act of 1977 issued by the Mine Safety and Health Administration ("MSHA").

On May 29, 2013, Pinnacle Mining Company, LLC (the "Company"), a wholly owned subsidiary of Cliffs Natural Resources Inc., received an Order dated May 29, 2013 from MSHA related to an elevated carbon monoxide level behind the Shawnee seals. All personnel were removed from the mine and production was halted. Later on May 29, 2013, MSHA determined by laboratory analysis that there was no elevated carbon monoxide present in the sample and the initial readings, which had been obtained by hand-held detectors, were in error. MSHA vacated the Order later on May 29, 2013.

The condition cited in the Order referred to above did not result in an accident or injury and is not expected to have a material adverse impact on the Company’s operations at the mine.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

June 3, 2013	By:	/s/ Carolyn E. Cheverine

Name: Carolyn E. Cheverine
Title: Vice President, General Counsel & Secretary